Exhibit 99(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
Steben Alternative Investment Funds:

We consent to the use of our report dated May 27, 2016 on the financial statements of Steben Managed Futures Strategy Fund, incorporated by reference herein, and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Legal Counsel” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
July 28, 2016